Exhibit 5.4

November 13, 2015

TransDigm Inc.

1301 East 9th Street, Suite 3000

Cleveland, Ohio 44114

Subject:	Registration Statement on Form S-4 Filed by TransDigm Inc.
Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as special Virginia counsel to AVIONICS SPECIALTIES, INC., a Virginia corporation (“Avionics” and the “Virginia Subsidiary”), in connection with the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed offer to exchange (the “Exchange Offer”) up to $450,000,000 aggregate principal amount of 6.500% Senior Subordinated Notes due 2025 (the “2025 Exchange Notes”) of TransDigm Inc., a Delaware corporation (the “Company”), for all outstanding unregistered 6.500% Senior Subordinated Notes due 2025 from the Company (the “2025 Outstanding Notes”). The 2025 Outstanding Notes have been, and the 2025 Exchange Notes will be, issued pursuant to an Indenture, dated as of May 14, 2015 (as amended, supplemented or otherwise modified, the “2025 Indenture”), by and among the Company, TRANSDIGM GROUP INCORPORATED, a Delaware corporation (“Holdings”), the guarantors thereto (including the Virginia Subsidiary) (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2025 Outstanding Notes are, and the 2025 Exchange Notes will be, guaranteed on a joint and several basis by the guarantors (including the Virginia Subsidiary).

Unless otherwise defined herein, terms used herein have the meanings provided for in the 2025 Indenture.

Documents Reviewed

In connection with this opinion letter, we have examined an executed copy of the 2025 Indenture.

Atlanta | Austin | Baltimore | Brussels | Charlotte | Charlottesville | Chicago | Dallas | Houston | Jacksonville | London

Los Angeles – Century City | Los Angeles - Downtown | New York | Norfolk | Pittsburgh | Raleigh | Richmond | Tysons Corner | Washington, D.C. | Wilmington

November 13, 2015

In addition, we have examined and relied upon the following:

(i) a certificate from a responsible officer of the Virginia Subsidiary certifying as to (A) true and correct copies of the articles of incorporation and the bylaws of the Virginia Subsidiary (the “Organizational Documents”) and resolutions of the board of directors of the Virginia Subsidiary authorizing the transactions contemplated by the 2025 Indenture (the “Transaction”) and (B) the incumbency and specimen signatures of the individuals authorized to execute and deliver the 2025 Indenture on behalf of the Virginia Subsidiary;

(ii) a certificate dated November 3, 2015, issued by the Clerk of the Virginia State Corporation Commission, attesting to the corporate status of the Virginia Subsidiary in the Commonwealth of Virginia (the “Virginia Status Certificate”);

(iii) an Opinion Back-Up Certificate from the Virginia Subsidiary; and

(iv) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

As used herein, “Applicable Law” means the laws of the Commonwealth of Virginia.

Assumptions Underlying Our Opinions

We refer you to the opinion letter dated as of the date hereof delivered to you by Jones Day as special counsel to Holdings, the Company, the Guarantors and the Virginia Subsidiary relating to the laws of the States of Delaware, California, Texas, Florida and New York.

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Virginia Subsidiary or authorized representatives thereof, (ii) representations of the Virginia Subsidiary set forth in the 2025 Indenture and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete. We have not independently verified any facts so relied on.

(b) Signatures. The signatures of individuals signing the 2025 Indenture are genuine and authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

November 13, 2015

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the 2025 Indenture are validly existing and in good standing in their respective jurisdictions of formation and have the capacity and full power and authority to execute, deliver and perform the 2025 Indenture and the documents required or permitted to be delivered and performed thereunder, except that no such assumptions are made as to the Virginia Subsidiary. All individuals signing the 2025 Indenture have the legal capacity to execute such 2025 Indenture.

(e) Authorization, Execution and Delivery of 2025 Indenture by Certain Parties. The 2025 Indenture and the documents required or permitted to be delivered thereunder have been duly authorized by all necessary corporate or other action on the part of the parties thereto and have been duly executed and delivered by such parties, except that no such assumptions are made as to the Virginia Subsidiary.

(f) 2025 Indenture Binding on Certain Parties. The 2025 Indenture and the documents required or permitted to be delivered thereunder are valid and binding obligations enforceable against the parties thereto in accordance with their terms.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. Based solely upon its Virginia Status Certificate, the Virginia Subsidiary is a validly existing corporation and is in good standing under the laws of the Commonwealth of Virginia as of the date set forth in the Virginia Status Certificate.

2. Power and Authority; Authorization. The Virginia Subsidiary has the corporate power and authority to execute, deliver and perform the terms and provisions of the 2025 Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance thereof.

3. Execution and Delivery. The Virginia Subsidiary has duly executed and delivered the 2025 Indenture.

4. Noncontravention. Neither the execution and delivery by the Virginia Subsidiary of the 2025 Indenture, nor the performance by the Virginia Subsidiary of its obligations thereunder: (a) violates any statute or regulation of Applicable Law that is applicable to the Virginia Subsidiary; or (b) violates any provision of the Organizational Documents of the Virginia Subsidiary.

Matters Excluded from Our Opinions

We express no opinion with respect to the validity, binding effect or enforceability of the 2025 Indenture:

November 13, 2015

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other laws, including, without limitation, Federal, securities and “Blue Sky” laws.

(b) Noncontravention. With respect to the opinions expressed in Paragraph 4(a), our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the 2025 Indenture and to business organizations generally.

Miscellaneous

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, (the “Act”), or the related rules and regulations promulgated under the Act nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated thereunder. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP